EXHIBIT 99.1

Arbutus Announces Four Abstracts Accepted for Presentation at AASLD - The Liver Meeting® 2025

Multiple abstracts accepted featuring imdusiran clinical data – highlighting progress toward a potential functional cure for chronic hepatitis B virus

AB-101 clinical data abstract recognized as a Poster of Distinction

WARMINSTER, Pa., Oct. 07, 2025 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company focused on infectious disease, today announced that three abstracts featuring imdusiran data and one abstract featuring AB-101 data, have been accepted for poster presentations at the American Association for the Study of Liver Diseases (“AASLD”) – The Liver Meeting 2025, taking place November 7–11 in Washington, DC. Notably, the AB-101 abstract has been selected as a Poster of Distinction.

Regular Abstracts Accepted as Poster Presentations:

Publication Number: 1160
Presentation Title: Imdusiran (AB-729) is safe and well-tolerated after repeat dosing in chronic hepatitis B patients: An integrated safety analysis of Phase 1 and 2 imdusiran clinical trials
Presenter: Tilly Varughese, MD, Medical Director, Clinical Development, Arbutus Biopharma
Date and Time: November 7, 2025, 8:00 am - 5:00 pm ET
Key Findings: Imdusiran therapy in patients with chronic hepatitis B virus (“cHBV”) was safe and well tolerated when administered at both 60 mg and 90 mg dose levels every 8 weeks for 4 – 6 doses (24 – 48 weeks) and through up to 48 weeks of follow up after imdusiran dosing.

Publication Number: 1244
Presentation Title: IM-PROVE I: Hepatitis B virus (“HBV”) genotype responsiveness to pegylated interferon alfa-2a may be enhanced with imdusiran combination treatment
Presenter: Emily Thi, Senior Director, Immunobiology and Biomarkers Research, Arbutus Biopharma
Date and Time: November 7, 2025, 8:00 am - 5:00 pm ET
Key Findings: In this limited dataset, the majority of subjects who achieved HBsAg response during pegylated interferon alfa-2a (“IFN”) treatment with or following imdusiran dosing were genotype B or C. These findings contrast with historical data from IFN therapy and suggest that imdusiran may enhance IFN responsiveness in cHBV patients with specific HBV genotypes. Further studies in larger cohorts are warranted to confirm these observations.

Publication Number: 1184
Presentation Title: Elevated soluble immune biomarkers in subjects with HBsAg loss after treatment with imdusiran and immunotherapeutic agents in the IM-PROVE I and IM-PROVE II studies
Presenter: Emily Thi, Senior Director, Immunobiology and Biomarkers Research, Arbutus Biopharma
Date and Time: November 7, 2025, 8:00 am - 5:00 pm ET
Key Findings: Imdusiran treatment is associated with increases in soluble immune biomarkers in both IM-PROVE I and IM-PROVE II studies. In subjects who lost HBsAg and had anti-HBs antibodies, a greater breadth and magnitude of immune biomarker increases were observed in IM-PROVE I subjects compared to IM-PROVE II. In both studies, subjects who showed increases in soluble immune biomarkers on-treatment met nucleos(t)ide analogue (“NA”) therapy discontinuation criteria and had baseline HBsAg ≤1000 IU/mL.

Poster of Distinction
Publication Number: 1123
Presentation Title: Safety, tolerability, pharmacokinetics and pharmacodynamics of multiple doses of AB-101, a small-molecule PD-L1 inhibitor, in chronic hepatitis B patients
Presenter: Tilly Varughese, MD, Medical Director, Clinical Development, Arbutus Biopharma
Date and Time: November 7, 2025, 8:00 am - 5:00 pm ET. The poster will remain available for the full duration of the conference.
Key Findings: Oral doses of AB-101 up to 30 mg QD for 28 days were generally well tolerated in NA-suppressed cHBV patients. Preliminary interim pharmacodynamic data indicate dose-related increases in PD-L1 receptor occupancy, with 83% mean maximal receptor occupancy at the 30 mg dose. Cohort 3B is ongoing and all available data, including safety, PK, receptor occupancy and HBV biomarkers, will be presented.

The regular accepted abstracts are available to the public on the AASLD website and will be published in the October supplement of HEPATOLOGY. The poster presentations will be available on the AASLD website beginning November 7, 2025 at 8:00 am ET and will also be found on Arbutus’ website in the Publications section at https://www.arbutusbio.com/publications/.

About Imdusiran (AB-729)

Imdusiran is an RNAi therapeutic specifically designed to reduce all hepatitis B viral proteins and antigens including HBsAg, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to control the virus. Imdusiran targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (“GalNAc”) delivery technology enabling subcutaneous delivery. To date, Arbutus has reported a total of eight patients with cHBV who have achieved a functional cure following treatment with imdusiran and NA therapy in combination with either IFN or low dose nivolumab plus an immunotherapeutic. Clinical data generated thus far has shown imdusiran to be generally safe and well-tolerated, while also providing meaningful reductions in HBsAg and hepatitis B virus DNA.

About AB-101

AB-101 is an oral PD-L1 inhibitor candidate that is designed to allow for controlled checkpoint blockade while minimizing the systemic safety issues typically seen with checkpoint antibody therapies. Immune checkpoints such as PD-1/PD-L1 play an important role in the induction and maintenance of immune tolerance and in T-cell activation, for example against HBV. In Arbutus’ ongoing Phase 1a/1b clinical trial, AB-101 has been generally safe and well-tolerated with evidence of high receptor occupancy.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by HBV. HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. cHBV infection represents a significant unmet medical need. The World Health Organization estimates that over 250 million people worldwide suffer from cHBV infection, while other estimates indicate that approximately 2 million people in the United States suffer from cHBV infection. Approximately 1.1 million people die every year from complications related to cHBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company focused on infectious disease. The Company is currently developing imdusiran (AB-729) and an oral PD-L1 inhibitor (AB-101) for the treatment of cHBV infection. The Company is also consulting closely with and supporting its exclusive licensee, Genevant Sciences, to protect and defend its intellectual property, which is the subject of on-going lawsuits against Moderna and Pfizer/BioNTech for use of Arbutus’s patented LNP technology in their COVID-19 vaccines. For more information, visit www.arbutusbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about: the potential to lead to a functional cure for HBV; the potential for Arbutus’ product candidates to achieve success in clinical trials; and Arbutus’ pipeline and development plans for its cHBV programs.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: ongoing and anticipated clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ product candidates; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact: Arbutus Biopharma Corporation / ir@arbutusbio.com